Exhibit (j)(2) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees of Federated Adjustable Rate Securities Fund:

We consent to the use of our report, dated October 24, 2019, with respect to the financial statements of Federated Adjustable Rate Securities Fund as of August 31, 2019, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

October 24, 2019